Exhibit 16.1

September 22 2006

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Gentlemen:

We have read and agree with the comments contained in paragraph (a)(1) in Item 4 to Form 8-K of Viropro, Inc., dated September 22, 2006.

/s/ Stark Winter Schenkein & Co., LLP

Denver, Colorado